EXHIBIT 10.17


                          SALARY CONTINUATION AGREEMENT

     THIS SALARY CONTINUATION AGREEMENT (the "Agreement") entered into as of October 1, 2001, by and between ARCADE MARKETING, INC. (the "Company"), a Delaware corporation, and Alan Bruce Prashker (the "Employee"), an individual residing at 78 Tennyson Drive, Short Hills, New Jersey 07078;

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of, among other things, manufacturing, marketing and distributing olfactory, cosmetic/skincare/beauty care (including but not limited to treatment, makeup and lipstick) and flavor sampling and interactive advertising products and encapsulated ingredients and printed materials as they relate to sampling and is in the process of developing single dosage products and is engaged in manufacturing, marketing and distributing nail and hair care sampling products, scented greeting card products and also engages in, or provides, creative services, sales promotion services, marketing communications services, direct mail and response services, data base marketing services, point of sale merchandising and sampling and multimedia in-store advertising and/or merchandising; and

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, on the terms and conditions of this Agreement; and

     WHEREAS, the Employee is not a party to any other contract or subject to the terms of any other agreement, which contract or agreement would prohibit him from being a party to this Agreement or otherwise being employed by the Company;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

          1. Effective Date. The Effective Date of this Agreement shall be October 1, 2001 (the "Effective Date).

          2.  Employment.

          (a) Subject to the provisions of Section 7 hereof, the Company agrees to employ the Employee as a Senior Vice President of the Company or in such other management capacity as may later be decided by the Chief Executive Officer of the Company (the "CEO"). During such employment, Employee shall perform such management services as the CEO may from time to time designate. The Employee shall report to the CEO of the Company. The Employee's primary place of employment shall be the Company's office in New York City; however, the Employee shall undertake such travel as is reasonable and customary in the execution of the Employee's duties hereunder.

          (b) During his employment, excluding periods of vacation, sick leave and disability to which the Employee is entitled, the Employee agrees to devote his full business time, attention, knowledge and skills, faithfully and diligently to the best of his ability, to the business and affairs of the Company and its affiliates.


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          3.   Compensation.

          (a) Base Salary. During his employment, the Company agrees to pay, or to cause to be paid to the Employee, an annual base salary of two hundred and five thousand dollars ($205,000.00) or as may be increased from time to time at the sole discretion of the CEO (hereinafter referred to as the "Base Salary"). Such Base Salary shall be earned and accrued on a per day basis and be payable in accordance with the Company's customary practices applicable to its executive employees.

          (b) Annual Bonus. The Employee shall be eligible to participate in the Salaried Employees Bonus Plan adopted by the Company for each fiscal year ending during his employment (each, a "Bonus Plan") pursuant to which the Employee may earn an annual bonus (the "Annual Bonus"). If the Company's financial goals as set forth in the Bonus Plan are met and if the other criteria set forth in the Bonus Plan are met, the amount of the Annual Bonus for which the Employee may be eligible during any fiscal year may be up to a target as determined for each year's Bonus Plan (the "Target Amount"). Under certain circumstances as set forth in the Bonus Plan for the applicable fiscal year, the Employee may be eligible for an Annual Bonus in an amount in excess of the Target Amount. The Annual Bonus shall be payable to the Employee on the later of ten (10) days after the Company's auditors deliver their audit opinion/certification report of the relevant fiscal year's annual financial statements of the Company or sixty
     (60) days after the end of the relevant fiscal year, beginning with the fiscal year ending June 30, 2000; provided, however, that for any such fiscal year, the amount of the Annual Bonus shall be prorated based on the number of weeks within such fiscal year during which the Employee is employed by the Company. The Employee acknowledges that the performance of his duties are subject to the direction of the CEO and that his entitlement to an Annual Bonus as set forth herein shall have no impact on the discretion of the CEO in delegating authority and duties to him. If the Employee's employment is terminated, the Employee shall only be entitled to receive an Annual Bonus for the fiscal year of the Company during which the Termination Date (as defined in Section 9(b) ) occurs to the extent specified in Section 8. To the extent that an Annual Bonus is payable under
     Section 8, such Annual Bonus shall be payable notwithstanding any provision of the Bonus Plan requiring an employee to be employed by the Company on the date a bonus is payable.

          (c) Stock Option Plan. During his employment, the Employee shall be entitled to participate as an executive employee in the stock option plan of AHC I Acquisition Corp., the remote parent corporation of the Company, in accordance with the terms of such plan, as it may be amended from time to time.

          4. Employee Benefits. During his employment, the Employee shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees of the same or similar position at the Company, generally, including, without limitation, any retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, but only to the extent maintained by the Company and only to the extent that the Employee qualifies under the terms of such plans. Unless otherwise provided herein, the compensation and benefits under, and the Employee's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the same or similar position at the Company.


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          5.   Expenses. The Employee shall be entitled to receive,in accordance with normal Company practices, prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

          6.   Vacation and Sick Leave.

          (a) The Employee shall be entitled to annual vacation in accordance with the policies periodically established for similarly situated employees of the Company, provided that the Employee must schedule such vacation at times approved by the CEO so that it does not interfere with the performance of his duties under this Agreement.

          (b) The Employee shall be entitled to sick leave and personal days (without loss of pay) in accordance with the Company's policies in effect from time to time.

          7. Termination.The Employee's employment hereunder may be terminated under the following circumstances:

          (a) Cause. The Company may terminate the Employee's employment at any time for "Cause." For purposes of this Agreement, "Cause" means:

               (i) the material failure or neglect by the Employee to perform his duties hereunder or any other material breach or violation of any of the terms and conditions of this Agreement; or

               (ii) if the Employee should be convicted of a violation of the laws of the United States or any state thereof, that violation involving personal dishonesty or being punishable as a felony.

          (b) Disability. If the Employee fails, because of physical or mental illness or other incapacity, for a period of sixty (60) days in the aggregate during any twelve-month period to substantially perform his duties under this Agreement ("Disability"), the Company may terminate the Employee's employment

          (c) Death. The Employee's employment shall terminate immediately upon the death of the Employee.

          (d) Upon Notice by Company. The Company may terminate the Employee's employment at any time without Cause by giving a Notice of Termination.

          (e) Upon Notice by Employee. The Employee may terminate his employment at any time by giving a Notice of Termination not less than sixty (60) days prior to the Termination Date.

          8. Compensation Upon Termination. Upon termination of the Employee's employment, the Employee shall be entitled to the following benefits:

          (a) If the Employee's employment with the Company shall be terminated by reason of death or disability or by the Company pursuant to Section 7(d), the Company shall pay


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     the Employee (i) only that portion of his Base Salary which has been earned and is accrued but unpaid through the Termination Date, (ii) if, but only if, the Termination Date is after the end of the ninth full month of the Company's fiscal year, his Annual Bonus prorated for the number of weeks in such fiscal year during which the Employee has been employed by the Company under this Agreement, provided that such Annual Bonus has been earned in accordance with the Bonus Plan for the fiscal year during which the Termination Date occurs, (iii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, and (iv) accrued vacation pay. If the Employee's employment is terminated by the Company pursuant to Section 7(d), the Company shall make available such COBRA benefits as are required under applicable law and (i) the employee shall be entitled to severance benefits in accordance with company policy and practices or (ii) if such termination occurs pursuant to or within one year following a Change of Control of the Company (hereinafter defined), the Company shall also pay to the Employee severance pay equal to one hundred percent (100%) of the Employee's Base Salary as at the Termination Date ("Severance Pay Amount"). The Severance Pay Amount shall be payable in accordance with the normal payroll frequency practices beginning in the month following the month in which the Termination Date occurs, until the Severance Pay Amount is paid in full. The prorated Annual Bonus shall be payable not later than ninety
     (90) days following the end of the Company's fiscal year; provided, however, that notwithstanding anything in this Agreement to the contrary, the Employee shall not be entitled to receive any portion of the Annual Bonus for the fiscal year in which the Termination Date occurs if the Termination Date occurs prior to the end of the ninth full month of such fiscal year.

          (b) If the Employee's  employment with the Company shall be terminated
     (1) by the Company for Cause, or (2) by the Employee, the Company shall pay the Employee (i) only that portion of his Base Salary which has been earned and is accrued but unpaid through the Termination Date, and (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date. The Employee shall not be entitled to receive any other benefits or compensation, including without limitation all or any part of any Annual Bonus for the Company's fiscal year during which the Termination Date occurs.

          (c) For purposes of this Agreement, a "Change in Control" of the Company occurs if (i) any "Person" (as such term is used in Sections 13(d) and 14 of the Securities Exchange Act of 1934, as amended ("Exchange
     Act")), other than (A) DLJ Merchant Banking II, Inc. or any of its affiliates or any combination thereof (collectively, the "DLJ Entities"),
     (B) William J. Fox or any of his affiliates or any combination thereof (collectively, the "Fox Parties"), or (C) any combination of DLJ Entities and/or the Fox Parties, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled vote for the election of directors of the Company or (ii) the Board shall approve a sale of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, other than to an entity owned or controlled by the DLJ Entities or the Fox Parties or any combination thereof.

          9.   Definitions.

          (a) Notice of Termination. For purposes of the Agreement, a "Notice of Termination" shall mean a written notice of termination of the Employee's employment, signed by the CEO if from the Company and by the Employee if from the Employee, which indicates the specific termination provision in this Agreement, if any, relied upon.


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          (b) Termination Date, Etc. For purposes of this Agreement, Termination
     Date shall mean (i) in the case of the Employee's death, his date of death,
     (ii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause under Section 7(a)(ii) shall not be less than seven
     (7) days from the date such Notice of Termination is given and in the case of a termination by the Employee under Section 7(e) shall not be less than sixty (60) days from the date such Notice of Termination is given).

          10.  Restrictive Covenants.

          (a) Covenants Against Competition. The Employee acknowledges that (i) the Company is currently engaged in the business of manufacturing, marketing and distributing, directly and through licensees (collectively, the "Activities"), olfactory, cosmetic/skin care/beauty care (including but not limited to treatment, makeup, and lipstick) and flavor sampling and interactive advertising products and encapsulated ingredients and printed materials as they relate to sampling, and is in the process of developing single dosage products and is currently engaged in the Activities with respect to nail and hair care sampling products and scented greeting card products, and also engages in, or provides, creative services, sales promotion  services,  marketing  communications  services,  direct mail and response services, data base marketing services, point of sale merchandising and sampling, multimedia in-store advertising and/or merchandising (each a "Business Line" and collectively, the "Company
     Business"); (ii) the Company Business is conducted throughout North America, Europe (including the United Kingdom), South America, Asia and Australia (the "Restricted Area"); (iii) the Employee's work for the Company will give the Employee access to trade secrets of, and confidential information concerning, the Company; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and good will of the Company. Accordingly, the Employee covenants and agrees as follows:

               (i) Non-Compete. During the period of the Employee's employment hereunder and for a period of one (1) year thereafter or for a period of one year following the payment in full of any Severance Pay Amount to which the Employee is entitled, whichever is the longer period (the "Restricted Period"), the Employee shall not (except by reason of and in the Employee's capacity as an employee of the Company), and shall not permit any of his affiliates to, either themselves, or as a stockholder, partner, associate, employee, director, officer, advisor, consultant, owner, agent, creditor, coventurer or any person, or otherwise, directly or indirectly, establish, engage in, become employed by or associated with, any business, trade or occupation which is competitive with the Company Business in the Restricted Area or which involves the development, design, licensing, sale, distribution or manufacture of any products or services which are competitive with the Company Business in the Restricted Area.

               (ii) Interference with Employment Relationships. The Employee shall not, and will not permit his affiliates to, during the Restricted Period, hire, solicit or cause others to hire or solicit, or take any action which is calculated to persuade, or have the effect of persuading, any employees, representatives or agents of the Company or its affiliates (i) who are engaged in the Company Business, or (ii) whom the Employee has become aware of, or has come in contact with, including during the course of the negotiation of this Agreement and the consummation of the transactions contemplated hereby, to terminate their employment or other relationship with the Company or its affiliates.


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               (iii)  Interference  with  Business  Relationships.  The Employee shall not and will not permit any of his affiliates to, during the Restrictive Period, interfere in any way with the relationship (or prospective relationship which is under cultivation) between the Company or its affiliates and any customer, supplier, licensee or prospect of the Company or its affiliates. Without limiting the foregoing, the Employee shall not request, encourage, advise or attempt to persuade in any manner (including by making unfavorable or negative comments with respect to the Company, or its affiliates, products or conduct of business) any customers, suppliers or licensees of the Company or its affiliates to curtail or cancel such customer's, supplier's or licensees business relationship with the Company or its affiliates.

               (iv) Confidential Information. The Employee acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Employee agrees that, during and after the Restricted Period, the Employee shall, and shall cause his affiliates to, keep secret and retain in strictest confidence, and shall not use or disclose to any person whatsoever for their benefit or the benefit of others any proprietary, confidential or secret matters used in, associated with or related to the Company or the Company Business ("Confidential Information") including know-how, technology, financial information, trade secrets, customer lists, names or identities, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plan, business acquisition plans, new personnel acquisition plans, methods of manufacture, processes, formulas, designs and design projects, computer programs, inventions and research projects of the Company, its affiliates, or any other entity which may hereafter become an affiliate thereof, learned, acquired or developed by the Employee while employed by the Company. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is already in the public domain through no breach of the Employee or his affiliates of this Agreement or any other agreement with the Company,
          (ii) the Employee can provide evidence reasonably satisfactory to the Company that such information was legally in his possession without restriction prior to the Effective Date, or (iii) is disclosed in any printed patent or other publications without breach of any duty of confidentiality.

               (v)  Property  of  the  Company.  All  memoranda,  notes,  lists, records,  engineering drawings,  technical  specifications and related documents and other documents or papers (and all copies thereof) relating to the Company or the Company Business, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of the Employee during the course of the Employee's employment by the Company, or made available to the Employee during the course of the Employee's employment by the Company relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof (collectively, "Company Property"), shall be the property of the Company. The Employee shall promptly deliver to the Company all Company Property upon the termination of the Employee's employment with the Company, or at any other time upon request, and shall not retain any Company Property in any form whatsoever.

               (vi) Original Material. The Employee acknowledges that the compensation paid to the Employee by the Company during the Employee's employment by the Company is intended to and does compensate the Employee for the Employee's originality, innovativeness and inventiveness as it relates to the Company Business. The Employee agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating to the Company Business, including computer apparatus, programs and manufacturing techniques,


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          whether  or not  protectable  by patent or  copyright,  that have been originated, developed, make conceived, authored or reduced to practice by the Employee alone or jointly with others during the Employee's employment with the Company shall be the property of and belong exclusively to the Company. The Employee shall promptly and fully disclose to the Company the origination or development by the Employee
          of  any  such   material  and  shall  provide  the  Company  with  any
          information that it may reasonably request about such material.

               (vii) Post-Employment Property. The Employee agrees that any and all intellectual property which the Employee invents, discovers, originates, makes, conceives, creates or authorizes either solely or jointly with others and which is the result of or is substantially derived from Confidential Information is reduced to writing, drawings or practice after the termination of the Employee's employment by the Company for any reason, with or without cause, shall be the sole and exclusive property of the Company. The Employee shall promptly and fully disclose all such property to the Company.

          (b) Rights and Remedies Upon Breach. If the Employee breaches, or threatens to commit a breach of, any of the provisions contained in Section 10 of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

               (i) Specific Performance. Recognizing that the remedy at law for any breach or threatened breach of the covenants contained in this
          Section 10 may be inadequate, in the event of any breach or threatened breach of such covenants by the Employee, in addition to any and all other legal and equitable remedies which may be available, the Company, or its successors or assigns, may obtain temporary and permanent injunctive relief, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such breach and without notice.

               (ii) Accounting. The Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received by the Employee as the result of any action constituting a breach of the Restrictive Covenants.

               (iii) Tolling. If the Employee engages in any business in violation of the Restrictive Covenants, the running of the periods of limitation referred to in this Section 10 shall be tolled until such violation shall cease and shall begin to run again only when the Employee shall be in compliance with the provisions of such covenants, whether voluntarily or pursuant to an order of a court.

          (c) Independence of Covenants. The covenants contained in this Section 10 shall be construed as independent of any other provisions of this Agreement, and the existence of any other claim or cause of action by the Employee against the Company shall not constitute a defense to the enforcement of the Restrictive Covenants.

          (d) Severability of Covenants. The Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is


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     invalid or  unenforceable,  (i) the remainder of the Restrictive  Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions, or (ii) such Restrictive Covenants may be reduced or limited by such court so as to make such Restrictive Covenants valid and the remainder of the Restrictive Covenants shall not thereby be affected.

          11.  Successors and Assigns.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns. The term "Company" as used herein shall include such Successors and Assigns. The term "Successors and Assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be (including this Agreement), whether by operation of law or otherwise.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representative, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

          12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be sent by nationally-recognized overnight delivery service or certified, registered or express mail, postage prepaid, return receipt requested, addressed as set forth below; receipt shall be deemed to occur on the earlier of the date of actual receipt or receipt by the sender of confirmation that the delivery or transmission was completed or that the addressee has refused to accept such delivery or has changed its address without giving notice of such change as set forth herein.

                  (a)      if to the Company, to:

                           Arcade Marketing, Inc.
                           120 East 56th Street
                           New York, New York  10022
                           Attention:  Chairman & CEO

         with a copy to counsel for the Company:

                           Baker, Donelson, Bearman & Caldwell
                           1800 Republic Centre
                           633 Chestnut Street
                           Chattanooga, Tennessee  37450
                           Attention:  Thomas O. Helton, Esquire

                  (b)      if to the Employee, to:

                           Mr. Alan Bruce Prashker
                           78 Tennyson Drive
                           Short Hills, New Jersey 07078

          Either party may change its address for notice hereunder by notice to the other party hereto in accordance with the terms of this Section.


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


          13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee without giving effect to the conflict of law principles thereof.

          15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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


          16. Entire Agreement. This Agreement constitute the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.

                                                ARCADE MARKETING, INC.

                                                By: /S/ William J. Fox
                                                    ----------------------------
                                                Title: President and CEO
                                                       -------------------------


                                                /S/ Alan Bruce Prashker
                                                --------------------------------
                                                Alan Bruce Prashker


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